SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               LONE WOLF ENERGY, INC.
               (Exact name of registrant as specified in its charter)

               Colorado                             73-1550360
   (State or other jurisdiction of                (IRS Employer
    Incorporation or Organization)              Identification No.)


                     2400 Northwest 30th Street, Suite 624
                           Oklahoma City, OK 73112
             (Address of Principal Executive Offices and Zip Code)

                              Consulting Agreements
                             (Full title of the Plan)

                                   Marc Newman
                      2400 Northwest 30th Street, Suite 624
                            Oklahoma City, OK 73112
                     (Name and address of Agent for Service)

                                   405-946-5972
             (Telephone number, including area code, of Agent for Service)

                          Calculation of Registration Fee

----------------------------------------------------------------------------
Title of securities   Amount to be    Proposed	   Proposed    Amount of
to be registered      registered	     maximum     maximum	    registration
                                      offering    aggregate   fee
                                      price per   offering
                                      unit        price
----------------------------------------------------------------------------
Common Stock          6,710,000 shares  Market*   $1,261,480  $372.14

* The common stock of Lone Wolf Energy, Inc. is traded on the OTC Bulletin Board under the symbol "LWEI". The closing bid was $.188 per share on November 30, 1998 (there was no asked). The calculation of the registration fee is based upon Rule 457 (l) where $295 times 6,710,000 times $.188
= $1,261,480 divided by $1,000,000 equals $372.14.

                                     PART I.

Item 1.  Plan Information.

    (a) The registrant and each person listed below hereby registers 6,710,000 shares in the aggregate of the common stock of Lone Wolf Energy, Inc. ("Lone Wolf") which has been issued to bona fide consultants and advisors to the registrant who received their shares for bona fide services rendered pursuant to individual consulting agreements between the
registrant and each individual consultant and advisor.   None of the services
rendered by the consultants and advisors consisted of services rendered in connection wit Each person listed above received the listed shares in exchange for services rendered on behalf of Lone Wolf, after having been provided full disclosure concerning the status of Lone Wolf. The consulting agreements entered into and the shares issued in exchange for services rendered are not subject to ERISA. The address and telephone number pursuant to which each person listed above may use to obtain more information concerning that person's individual consulting agreement is Lone Wolf Energy, Inc., 2400 Northwest 30th Street, Suite 624, Oklahoma City, OK 73112, 405-946-5972. Each individual consultant and advisor has been provided a copy of the executed consulting agreement pertain to that person the offer or sale of securities in a capital fund-raising transaction, as specified in General Instruction A (a).

    (b) The following persons are registering shares of common stock of Lone Wolf, each of whom intends to offer and sell the number of shares listed below:

Name                            Number of
                                   Shares
                               Registered

Gifford M. Mabie                  521,700
Rhonda Vincent                    373,500
Frederick K. Slicker              354,800
Amy Renteria                    1,080,000
Doug Newman                     1,040,000
Joyce Boyer                       850,000
Pearle Wray                     1,040,000
Marc Newman                     1,000,000
Brandon & Christian Newman        400,000
Chuck Richardson                   50,000
                                ---------
Total                           6,710,000
                                ---------

     (c) While other persons may agree to exchange services for common stock of Lone Wolf in the future, no such persons have been identified to date, and no other person has expressed a desire to do so.


     (d) The shares listed above have been issued to each individual listed above. There are no vesting periods or restrictions on the sale of these shares, except as imposed by law. Each share was purchased at the then existing fair market value, ranging from $.025 per share to $.10 per share. No reports are anticipated to be given to the persons listed above, except reports that are provided to other shareholders and in accordance with proxy and other rules applicable to the shareholders of Lone Wolf generally, as required by applicable corporate and other law. The shares listed above were purchased directly from Lone Wolf and not in or through market mechanisms.

    (e) There are no resale restrictions applicable to the shares, since at the date hereof, Lone Wolf is eligible to use Form S-3 in accordance with General Instruction B.2.(a).

    (f) The shares were purchased at the fair market value of the shares at the time of purchased. That price is the consultant's tax basis for the shares. There is no tax due thereafter until the shares are sold. Income tax will be attributed to each consultant at that consultant's individual tax rate on the difference between the resale price and that consultant's tax basis less the costs attributed to the sale thereof.

    (g)  The consultants paid the fair market value for the shares in
services to Lone Wolf.   Lone Wolf determines in its sole discretion when,
why and how the funds it received is to be spent. Since the shares were issued for services rendered, Lone Wolf effectively determined how to use the proceeds by paying its obligation to the consultant. No consultant has any discretion over or any rights to funds received in the issuance of shares to it or others, except to the extent shareholders have such control.

    (h) The shares belong to the consultant until the consultant disposes of them in its sole discretion.


Item 2.  Registrant Information and Employee Plan Annual Information.

     Lone Wolf agrees to provide a copy of all documents incorporated by reference pursuant to Item 3 of Part II to each person listed above without charge. Those documents are incorporated by reference herein for all
purposes.   In addition, Lone Wolf agrees to provide to each such person without charge all other documents required to be provide to them pursuant to SEC Rule 428 (b). These documents may be obtained from Marc Newman, President, Lone Wolf Energy, Inc., 2400 Northwest 30th Street, Suite 624, Oklahoma City, OK 73112.


                                    PART II

Item 3.  Incorporation of Documents by Reference.

     All documents subsequently filed by Lone Wolf pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 prior to the filing of any post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement form the date of filing of such documents.


Item 4.  Description of Securities.

     The securities offered hereby are common stock of Lone Wolf Energy, Inc. Each share has one vote on all matters coming before the shareholders for action. There are no preemptive rights or cumulative voting for directors.

Each share participates equally with each other share on liquidation, after the payment of all outstanding liabilities.


Item 5.  Interests of Named Experts and Counsel.

     There are no experts having an interest in the shares offered hereby. Frederick K. Slicker is acting as special counsel to Lone Wolf in connection with the filing of this registration statement. Mr. Slicker owns 354,800 shares of common stock register hereby. Such shares were issued for services rendered in the past on be half of Lone Wolf in lieu of the payment of counsel fees and expenses in cash. The interest of Mr. Slicker is not contingent or subject to any conditions.

Item 6.  Indemnification of Directors and Officers.

     The corporate charter, the bylaws and individual indemnification agreements with the directors and officers of Lone Wolf provide for mandatory indemnification in of such persons for fees and expenses incurred and judgments rendered as a result of performing services for Lone Wolf where such services were provided in good faith and where the officer or director acted without knowing that the conduct was taken in good faith with no reason to believe that it was not permitted by law and discretionary indemnification in other circumstance not involving intentional misconduct.

Item 7.  Exemption from Registration.

     The shares issued above were issued in exchange for services rendered in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended.

Item 8.  Exhibits.

     (4)	See Item 4 above.

     (5) An opinion of counsel as to the legality of the securities being registered

    (15) Letter re unaudited financial information

    (23) Consent of experts and counsel

    (24) Power of attorney- Not applicable.

     The registrant undertakes that it will submit the consulting agreements to the IRS in a timely manner and has make or will make all changes required by the IRS in order to qualify under the plan. The registrant believes that neither ERISA nor IRS qualification is applicable to the consulting agreements and the issuance of shares with respect thereto.

Item 9.  Undertakings.

     The registrant hereby covenants and undertakes, pursuant to SEC Rule 512, to:

     (a) Rule 415 offering.

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; and

             (i) Include any prospectus required by Section 10 (a) (3) of the
                 Securities Act of 1933; and

            (ii) Reflect in the prospectus any facts or events arising after the effective date which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement; and

           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement; and

         (2) That for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold which remain unsold at the termination of the offering; and

         (4) Not applicable since the registrant is not a foreign issuer.

    (b)Rule 512 (b)

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h)Rule 512 (h).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the
Act and is, therefore, unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question where such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of Oklahoma City, State of Oklahoma, on December 1, 1998.

                                        Lone Wolf Energy, Inc.

                                        By: /s/Marc Newman
                                        ------------------------------------
                                        Marc Newman, President and
                                        Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

            Director					                            Date
            --------                                 ----

     /s/ Marc Newman                            December 1, 1998
     ----------------------------
     Marc Newman, Director

     /s/Doug Newman                             December 1, 1998
     ----------------------------
     Doug Newman, Director

                                  Exhibit 5
                              Opinion of Counsel



December 3, 1998

Board of Directors
Lone Wolf Energy, Inc.
2400 Northwest 30th, Suite 624
Oklahoma City, OK 73112

Gentlemen:

     This opinion is being rendered to you in connection with the filing by Lone Wolf Energy, Inc. ("Company") of its Registration Statement on Form S-8 ("Registration Statement"). I have acted as special counsel for the Company in connection with the preparation and filing of the Registration Statement. I consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement and to the references therein to me.

     I have examined certificates of the Company and copies certified or otherwise identified to my satisfaction of such documents and records of the Company and of such statutes, court decisions, proceedings and other documents as I have considered necessary or appropriate in the circumstances to render the following opinion. I have relied upon the accuracy of factual information provided to me by the Company and upon the accuracy of the representations and undertakings set forth in the Registration Statement. Specifically, among other facts certified to me, the Company has assured me that the fair market value equal for the shares covered by the Registration Statement equal to at least the par value thereof was in fact paid by bona fide services rendered in the past by the persons named in the Registration Statement not in connection with a capital fund raising transaction.

     In rendering this opinion, I have assumed:

     (i) That each natural person signing any document reviewed by me had the legal capacity to do so, both at the time of execution and as of the date hereof, and each person signing any document reviewed by me in a representative capacity had authority to sign in such capacity, both at the time of execution and as of the date hereof;

     (ii)   The genuineness of the signatures appearing on all documents;

     (iii)  The authenticity of all documents submitted to me as originals;

     (iv) The conformity to authentic original documents of all documents submitted to me as certified, conformed, or copies; and

     (v) The correctness, completeness and accuracy of all facts set forth in all certificates attached to this opinion.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, I am of the opinion that:

     1. The Company has duly authorized the taking of all actions necessary to issue the shares covered by the Registration Statement.

     2. The Company has duly authorized the filing of the Registration Statement with all requisite corporate action on its part.

     3. The shares covered by the Registration Statement have been duly authorized, were validly issued and are fully paid and non-assessable.

     I express no opinion with respect to (i) the enforceability of the indemnification provisions set forth in the Company charter, bylaws and individual agreements to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; (ii) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court; (iii) the validity of the exercise of discretion contrary to applicable laws, rules and regulations; or (xiv) any other matter
not expressly set forth herein.	I am a member of the Bar of the State of
Oklahoma. The opinions above are limited to the laws of the United States of America and the laws of the State of Oklahoma. This Opinion Letter is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read
in conjunction therewith.   I express no opinion as to any matter other than
as expressly set forth above, and no opinion not expressly and specifically expressed on any matter may be inferred from this opinion. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change thereafter set forth herein. This opinion is for your sole use and benefit, and no other person may be furnished a copy of this opinion or may relay on our opinion without my prior written consent.

                                      Very truly yours,

                                      /s/ Frederick K. Slicker
                                      ---------------------------------
                                      Frederick K. Slicker
                                      Special Counsel to Lone Wolf Energy,Inc.

                                Exhibit 23
                            Consent of Counsel


December 3, 1998

Board of Directors
Lone Wolf Energy, Inc.
2400 NW 30th Suite 624
Oklahoma City, OK 73112

Gentlemen:

     The undersigned consents to the incorporation by reference of my opinion in the Form S-8 Registration Statement of Lone Wolf Energy, Inc. to be filed with the Securities and Exchange Commission and to the references to my name therein. I express no opinion with respect to any matters not set forth in my opinion and no opinion with respect to any subsequent events.


                                          Very truly yours,

                                          /s/ Frederick K. Slicker
                                          ----------------------------
                                          Frederick K. Slicker
                                          Counsel to Lone Wolf Energy, Inc.

                                 Exhibit 15
                Letter re Unaudited Interim Financial Statements

                                 Exhibit 23
                       Consent of Independent Auditors


The Board of Directors
Lone Wolf Energy, Inc.
2400 N.W. 30th Street, Suite 624
Oklahoma City, OK  73112

Gentlemen:

     This letter is written to be included as Exhibit 15 and Exhibit 23 to the Form S-8 Registration Statement to be filed by Lone Wolf Energy, Inc. ("Lone Wolf") with the Securities and Exchange Commission. The undersigned acknowledges that Lone Wolf is incorporating by reference in that Registration Statement its Annual Report on Form 10-KSB, which includes the undersigned's audit report and subsequent Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1998. We have not reviewed or audited any of the unaudited interim financial statements or other information contained in the Quarterly Reports and have not conducted any review of the financial or other affairs of Lone Wolf since the date of our audit report contained in its Annual Report.

     We consent to the incorporation by reference of our audit report contained in the Lone Wolf Annual Report in the Form S-8 Registration Statement and to the reference to our name therein solely as it relates to that audit report. We express no opinion with respect to any matters not set forth in our audit report, and no opinion with respect to any subsequent events.


                                            CROSS AND ROBINSON


                                            /s/  Cross and Robinson
                                            _________________________
                                            Certified Public Accountants

December 3, 1998

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Lone Wolf Energy, Inc.:

     We have audited the balance sheet of Lone Wolf Energy, Inc., a Colorado corporation, as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. The Company is considered to be a development stage enterprise, beginning January 14, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts disclosed in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lone Wolf Energy, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended and from the inception of the development stage in conformity with generally accepted accounting principles.


                                       CROSS AND ROBINSON

                                       /s/  CROSS AND ROBINSON
                                       -------------------------------
                                       Certified Public Accountants


May 27, 1998

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Lone Wolf Energy, Inc.

We hereby do consent to the inclusion of the December 31, 1997 independent auditor's report in the Lone Wolf Energy, Inc. FORM 10-KSB for the year ended December 31, 1997.


                                         CROSS AND ROBINSON

                                         /s/  CROSS AND ROBINSON
                                         -----------------------------
                                         Certified Public Accountants


May 27, 1998

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                             FORM 10-KSB

           Annual Report Pursuant to Section 13 or 15 (d) of the
                     Securities Exchange Act of 1934

                  For the year ended December 31, 1997

                      Commission File No.  0-24684

                         LONE WOLF ENERGY, INC.
             (Name of small business issuer in its charter)

                               Colorado
       (State or other jurisdiction of Incorporation or Organization)

                              84-1214336
                  (IRS Employer Identification Number )

                     8908 South Yale Avenue, Suite 409
                             Tulsa, OK  74137
                              (918) 481-0167
       (Address, including zip code and telephone number, including area code of registrant's executive offices)

                            K&S VENTURES, INC.
                       (Former Name of Registrant)

    Securities registered under Section 12 (b) of the Exchange Act:  none

    Securities registered under Section 12 (g) of the Exchange Act:

                     Common Stock, $0.001 par value
                            (Title of class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.	Yes [X]   	No [   ]

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this
Form 10-KSB or any amendment to this Form 10-KSB.[   ]

Issuer's revenues for its most recent fiscal year:  $ -0-

State the aggregate market value of the voting stock held by non-affiliates, computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within
the past 60 days:   As of March 31, 1998:  $-0-.

State the number of shares outstanding of each of the issuer's classes of
common equity, as of the latest practicable date:   As of March 31, 1998
there were 4,250,000 shares of the Company's common stock issued and outstanding.

Documents Incorporated by Reference:  None

                                  PART I

Item 1.  Description of Business

	Lone Wolf Energy, Inc. (the "Registrant" or 'Company") was incorporated on March 4, 1991 in the state of Colorado. Formerly known as K&S Ventures, the Registrant operated as a retail distributor of Herbalife products until June 17, 1994, when those operations were discontinued. From June 1994 until December 1996, the Registrant had no operations. In January 1997, the Registrant adopted an operating plan to purchase producing oil and gas properties and to acquire companies in oil and gas related businesses and in May 1997, the Registrant changed its name from K&S Ventures, Inc. to Lone Wolf Energy, Inc.

Employees
---------
	During the year ended December 31, 1997, the Company had no full-time employees.

Item 2.  Description of Property

Facilities
----------
	The Company maintains its principal office at 8908 S. Yale Avenue, Tulsa, OK
74137.  The office space is provided free of charge to the Company by its officers.  The Company owns no other property.

Item 3.  Legal Proceedings

	There are no material legal proceedings that are pending or have been threatened against the Company.

Item 4.  Submission of Matters to a Vote of Security Holders

	None

                                  PART II


Item 5.  Market for Registrant's Common Stock and Related Shareholder Matters

Market Information
------------------
	There is no established trading market for the shares of common stock of the
Company.  There is no assurance that a trading market will be established or, if established, that such a market will be sustained.

Sales of Common Stock During 1997
---------------------------------
 During the first quarter of 1997, 90,000 shares (or 3,825,000 shares as adjusted for the stock dividend discussed below) of the Company's common stock was purchased by Lone Wolf Exploration, Inc., a non-affiliated privately held Oklahoma corporation ("LWX"), in exchange for $100,000 in cash. The transaction resulted in LWX owning 90% of the issued and outstanding common stock of the Registrant. In connection with the transaction, the Company paid fees in the amount of $100,000 to certain unrelated third parties.

Common Stock Dividend During 1997
---------------------------------
 During 1997, the Board of Directors of the Company declared a common stock dividend to all shareholders of record as of June 30, 1997, which increased the number of common shares outstanding from 100,000 shares to 4,250,000 shares.

Common Stock Subject to Options or Warrants
-------------------------------------------
 There are no outstanding options or warrants to purchase common stock of the Registrant. There are no securities convertible into common stock of the Registrant

Common Stock that could be sold pursuant to Rule 144
----------------------------------------------------
 Of the 4,250,000 shares outstanding, 425,000 shares are eligible for sale, as of the date of this report, under Rule 144 of the Securities Act.

Holders
-------
	As of December 31, 1997, the Company had 103 shareholders of record.

Cash Dividends
--------------
	The Company has not paid any cash dividends on its Common Stock and does not foresee that such dividends will be paid in the future.

Item 6.  Management's Discussion and Analysis or Plan of Operation

Plan of Operations
------------------
 The Registrant plans to accumulate oil and gas assets by acquiring producing properties from major oil and gas companies or from larger independent companies; by developing and selling industry prospects that have a carried interest and a controlled risk for the Company; and by acquiring oil and gas companies with existing production and proved reserves in exchange for common stock of the Company.

 Until such time as the Registrant has purchased oil and gas assets, management anticipates that only nominal operating expenses, which are primarily accounting and legal fees related to the Registrant's compliance as an SEC reporting company, will be incurred. Such nominal operating expenses have been and management expects will continue to be paid directly by certain shareholders of the Registrant. There is no assurance, however, that material expenses will not be incurred or that shareholders will have or will make available sufficient funds to cover such material expenses.

Item 7.  Financial Statements

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Lone Wolf Energy, Inc.:

 We have audited the balance sheet of Lone Wolf Energy, Inc., a Colorado corporation, as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. The Company is considered to be a development stage enterprise, beginning January 14, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts disclosed in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overa resentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lone Wolf Energy, Inc.
as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended and from the inception of the development stage in conformity with generally accepted accounting principles.


                                   CROSS AND ROBINSON

                                   /s/  CROSS AND ROBINSON
                                   -----------------------------
                                   Certified Public Accountants


May 27, 1998

                          LONE WOLF ENERGY, INC.
                       A Development Stage Company
                      (Formerly K&S Ventures, Inc.)

                             BALANCE SHEETS
                       December 31, 1997 AND 1996



                                     December 31,  December 31,
                                            1997          1996
                                     -----------   -----------

ASSETS
Current Assets
    Cash                                       $0           $0
                                     ------------  -----------
TOTAL ASSETS                                   $0           $0
                                     ------------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Accounts Payable                       $6,972           $0
                                     ------------  -----------
Total Liabilities                          $6,972           $0
                                     ------------  -----------

Stockholders' Equity

    Preferred Stock, $0.001 par value,
         20,000,000 shares authorized,
         No shares issued and outstanding      $0           $0

    Common Stock, $0.001 par value,
        100,000,000 shares authorized,
        4,250,000 shares of $0.001 par
        value issued and outstanding at
        December 31, 1997 and 10,000
        shares of $0.01 par value
        issued and outstanding at
        December 31, 1996                   4,250          100

    Additional Paid in Capital             19,165       19,457

    Retained Earnings (Deficit)           (19,557)     (19,557)

    Deficit Accumulated During
        The Development Stage             (10,830)           0
                                        ----------    ---------
    Total Stockholders' Equity            $(6,972)          $0
                                        ----------    ---------

TOTAL LIABILITIES' AND STOCKHOLDERS'
EQUITY                                         $0           $0
                                        ----------    ---------

The accompanying notes are an integral part of the Financial Statements

                         LONE WOLF ENERGY, INC.
                      A Development Stage Company
                     (Formerly K&S Ventures, Inc.)

                        STATEMENTS OF OPERATIONS
              For the years ended December 31, 1997 and 1996
                And from inception of the development stage



                         From Inception
                         of the Develop-      December 31,    December 31,
                         ment Stage                  1997            1996
                         --------------       ------------    ------------

Revenue                             $0                 $0              $0

Expenses
     Legal                       6,973              6,973               0
     Accounting                  1,363              1,363               0
     Transfer Agent              2,494              2,494               0
                         --------------       ------------    ------------
     Total Expenses             10,830             10,830               0
                         --------------       ------------    ------------

Net Loss                      $(10,830)          $(10,830)             $0
                         --------------       ------------    ------------

Weighted Average Shares
Outstanding                  2,520,833          2,520,833          10,000
                         --------------       ------------    ------------

Loss Per Share                   $0.00              $0.00           $0.00
                         --------------       ------------    ------------

  The accompanying notes are an integral part of the Financial Statements

                            LONE WOLF ENERGY, INC.
                         A Development Stage Company
                        (Formerly K&S Ventures, Inc.)

                           STATEMENTS OF CASH FLOWS
                For the years ended December 31, 1997 and 1996
                 And from inception of the development stage


                          From Inception
                          of the Develop-      December 31,     December 31,
                          ment Stage                  1997             1996
                          --------------       -----------      -----------

Operating Activities:
 Net Loss                      $(10,830)          $(10,830)              $0
 Change in Accounts Payable       6,972              6,972                0
                          --------------       -----------      -----------
 Cash Used In Operating
    Activities                   (3,858)            (3,858)               0
                          --------------       -----------      -----------

Financing Activities:
 Sale of Common Stock           100,000            100,000                0
 Less:  Issue Costs            (100,000)          (100,000)               0
 Contribution of Capital
    by Stockholders               3,858              3,858                0
                          -------------        -----------      -----------
 Cash Provided By Financing
    Activities                    3,858              3,858                0
                          -------------        -----------      -----------

Investing Activities                  0                  0                0
                          -------------        -----------      -----------

Change in Cash                        0                  0                0

Cash at Beginning of Period           0                  0                0
                          -------------        -----------      -----------

Cash at End of Period                $0                 $0               $0
                          -------------        -----------      -----------

  The accompanying notes are an integral part of the Financial Statements

                             LONE WOLF ENERGY, INC.
                          A Development Stage Company
                         (Formerly K&S Ventures, Inc.)

                      STATEMENTS OF STOCKHOLDERS' EQUITY
                For the years ended December 31, 1997 and 1996


                                                  Deficit
                                                  Accumu-
                                                  lated
                                                  During
                                        Addi-     the                 Total
                    Shares of           tional    Develop-  Accumu-   Stock-
                    Common      Common  Paid in   ment      lated     holders
                    Stock       Stock   Capital   Stage     Deficit   Equity
                    ---------   ------  -------   --------  -------   -------

Balance at
December 31, 1995      10,000     $100  $15,047        $0  $(19,557)  $(4,410)
 Capital Contributed
   by Shareholders          0        0    4,410         0         0     4,410
                    ---------   ------  -------   --------  -------   --------

Balance at
December 31, 1996      10,000      100   19,457         0   (19,557)        0
  Common Stock
   issued for Cash     90,000      900   99,100         0         0   100,000
  Less:  Issue Costs        0        0 (100,000)        0         0  (100,000)
  Change in Par Value
   (Note 2)                 0     (900)     900         0         0         0
  Stock Dividend
   Issued in 1997   4,150,000    4,150   (4,150)        0         0         0
  Capital Contributed
   by Shareholders          0        0    3,858         0         0     3,858
  Net Loss                  0        0        0   (10,830)        0   (10,830)
                    ---------   ------  -------  ---------  -------  ---------
Balance at
December 31, 1997   4,250,000   $4,250  $19,165  $(10,830) $(19,557)  $(6,972)
                    ---------   ------  -------  ---------  -------  ---------

   The accompanying notes are an integral part of the Financial Statements

                           LONE WOLF ENERGY, INC.
                        A Development Stage Company
                       (Formerly K&S Ventures, Inc.)

                       NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1. SIGNIFICANT ACCOUNTING POLICIES

Organization
------------
  Lone Wolf Energy, Inc. (formerly K&S Ventures, Inc.) was incorporated on March 4, 1991 in the state of Colorado. From 1992 until 1994, the Company operated as a retail distributor of Herbalife products. On June 17, 1994, the Company discontinued its retail distributor operations. In January 1997, the Company adopted an operating plan to purchase producing oil and gas properties and to acquire companies in oil and gas related businesses.
In May 1997, the Company changed its name from K&S Ventures, Inc. to Lone Wolf Energy, Inc.


Basis of Accounting
-------------------
  Assets, liabilities, equity, revenue and expenses are recorded under the accrual method of accounting in conformity with generally accepted accounting principles.

Cash and cash equivalents
-------------------------
  The Company considers all cash and marketable securities as cash equivalents.

Income Taxes
------------
  For the years prior to 1997, the Company was taxed under the provisions of Subchapter S of the Internal Revenue Code. Under the provisions of the Code, all losses or taxable income flowed to the stockholders of the Company.
In January 1997, the Company's standing as a Subchapter S corporation, as defined by the Internal Revenue Code, was changed because of the purchase of common stock during 1997 by a corporate shareholder. Beginning with the year ended December 31, 1997, the Company will be considered a "C" corporation for income tax purposes.

Fiscal Year End
---------------
  The Company's fiscal year end is December 31.

Earnings (Loss) per Share
-------------------------
  Primary income (loss) per share is calculated by dividing net income (loss) by the weighted average shares of common stock of the Company outstanding during the period (See Note 5).

Use of Estimates
----------------
  The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. STOCKHOLDERS' EQUITY

Issuance of Common Stock
------------------------
  During the first quarter of 1997, 90,000 shares of the Company's common stock was purchased by Lone Wolf Exploration, Inc., a non-affiliated privately held Oklahoma corporation ("LWX"), in exchange for $100,000 in cash. The transaction resulted in LWX owning 90% of the issued and outstanding common stock of the Registrant. In connection with the transaction, the Company paid certain fees in the amount of $100,000 to an unrelated third party.

Change in Par Value
-------------------
  In June, 1997, the par value of the Company's common stock was changed from $0.01 per share to $0.001 per share.

Common Stock Dividend
---------------------
  In June, 1997, the Board of Directors of the Company declared a common stock dividend for the purpose of increasing the number of common shares outstanding. The stock dividend resulted in each shareholder of the Company owning 42.5 shares for each share owned, which increased the number of shares of common stock outstanding from 100,000 shares to 4,250,000 shares.


3. INCOME TAXES

  The deferred tax assets and liabilities are as follows:


         Net operating loss carryforward        $4,332
         Less:  valuation allowance             (4,332)
                                            -----------
         Net deferred tax asset	                     0
                                            -----------

As of December 31, 1997, the Company has a net operating loss carryforward of approximately $11,000 for income tax purposes which expires in 2012. Deferred taxes reflect a combined federal and state tax rate of approximately 40%.


4. DEVELOPMENT STAGE OPERATIONS

  The Company is a development stage enterprise. Its primary focus since inception of the new operating plan has been raising capital.


5. EARNINGS (LOSS) PER SHARE

          Common Shares Outstanding             4,250,000

          Effect of using weighted average
          common and common equivalent shares
          outstanding	                         (1,729,167)
                                               -----------
          Weighted average common shares
          outstanding                           2,520,833
                                               -----------

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

  None


                                  PART III

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act.

 	Directors are elected for one-year terms or until the next annual meeting of shareholders and until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors.

  The officers and directors devote only such time as is necessary to the operations of the Company. Each officer and director maintains outside employment at non-affiliated companies.

  The Directors and Officers of the Registrant as of the date of this report are as follows:

   Name                  Age       Position
   ----------------      ---       --------
   Gifford M. Mabie       57       President and Director

   Rhonda R. Vincent      34       Vice President, Secretary, Treasurer and
                                   Director

   James G. Borem         51       Director


  Gifford M. Mabie, age 57, has been President and a Director of the Company since 1997. Mr. Mabie is also President, CEO and a Director of Maxxon, Inc. (OTCBB: MXON), a development-stage company co-founded by Mr. Mabie in 1996 to develop and commercialize a patented disposable safety syringe. From 1994 to 1997, Mr. Mabie was a consultant to Corporate Vision, Inc. (OTCBB: CVIA), a multimedia software development company. From 1982 to 1994, Mr. Mabie was Senior Vice President of CIS Technologies, Inc. (NASDAQ: CISI), a leading healthcare information company that was purchased by National Data Corporation (NYSE: NDC) in 1996.

  Rhonda R. Vincent, age 34, has been Vice President, Secretary, Treasurer and Director of the Company since 1997. Ms. Vincent is also Vice President, Secretary, Treasurer and Director of Maxxon, Inc. (OTCBB: MXON), a develop-ment-stage company co-founded by Ms. Vincent in 1996 to develop and commercialize a patented disposable safety syringe. From 1994 to 1997, Ms. Vincent was Vice President, Secretary, Treasurer and Director of
Corporate Vision, Inc. (OTC BB: CVIA), a multimedia software development company. For five years prior to joining Corporate Vision, Ms. Vincent was Assistant Vice President of CIS Technologies, Inc. (NASDAQ: CISI), a leading healthcare information processing company that was purchased by National Data Corporation (NYSE: NDC) in 1996.

  James G. Borem, age 51, has been a Director of the Company since 1997.
Mr. Borem is President, CEO and Director of Oil City Petroleum, Inc., an SEC reporting company. From 1991 to 1995, Mr. Borem was President, Chief Operating Officer and Co-Founder of LaTex Resources, Inc. (OTC BB: LATX), a publicly-traded oil and gas company. While at LaTex, he was responsible for increasing the company's assets from $3 million to more than $60 million.

Item 10.  Executive Compensation

  For the years ended December 31, 1997 and 1996, the Company paid no salary or compensation to its executive officers. During those periods, there were no bonus or incentive plans in effect, nor were there any liabilities incurred for the payment of compensation to the Company's officers related to past, present or future services.

Item 11.  Security Ownership of Certain Beneficial Owners and Management

The following table lists the beneficial ownership of the Company's voting securities by each person known by the Company to be the beneficial owner of more than 5% of such securities, as well as by all directors and officers of the issuer. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown:


                                          Amount and Nature
   Title of     Name and Address of       of Beneficial         Percent of
   Class        Beneficial Owner          Ownership             Class
   ----------   -------------------       -----------------     ----------

   Common       William G. Morgan
                2048 West Houston         Beneficial Owner
                Broken Arrow, OK  74012   350,000 shares         8.24%

   Common       Gifford M. Mabie
                8908 S. Yale Ave. #409    Officer/Director
                Tulsa, OK  74137          200,000 shares         4.71%

   Common       Rhonda R. Vincent
                8908 S. Yale Ave. #409    Officer/Director
                Tulsa, OK  74137          200,000 shares         4.71%

   Common       James G. Borem
                8908 S. Yale Ave. #409    Officer/Director
                Tulsa, OK  74137          200,000 shares         4.71%


    Common      All Officers and
                Directors as a group
                (3 persons)               600,000 shares        14.12%


Item 12.  Certain Relationships and Related Transactions

  For the years ended December 31, 1997 and 1996, there were no related party transactions.


Item 13.  Exhibits and Reports on Form 8-K.

a.  Exhibits

    Exhibit No.                          Page
    -----------                          ----
    23.0  Consent of Cross & Robinson
    24.0  Power of attorney              Included on Signature Page of this
                                         Form 10-KSB
    27.0  Financial Data Schedule        For electronic filing only


b.  Reports on Form 8-K
  There were no reports on Form 8-K filed during the last quarter of the period covered by this report.

                                 SIGNATURES

  In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LONE WOLF ENERGY, INC.

/s/  RHONDA R. VINCENT
______________________________________
By:  Rhonda R. Vincent, Vice President,
Secretary and Treasurer

Date:  May 27, 1998


                             POWER OF ATTORNEY

  KNOWN ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Rhonda R. Vincent, his or her true and lawful attorneys-in-fact and agents, to sign any or all amendments to this Report on Form 10-KSB, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Exchange Act of 1934, this Report on Form 10-KSB has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

  Signature                    Capacity                      Date

/s/  GIFFORD M. MABIE          President and Director        May 27, 1998
---------------------
Gifford M. Mabie


/s/  RHONDA R. VINCENT         Vice President, Secretary,
----------------------         Treasurer and Director        May 27, 1998
Rhonda R. Vincent


/s/  JAMES G. BOREM            Director                      May 27, 1998
----------------------
James G. Borem

                               Exhibit 23.0
                      CONSENT OF INDEPENDENT AUDITORS


   To the Board of Directors and Stockholders of Lone Wolf Energy, Inc.

   We hereby do consent to the inclusion of the December 31, 1997 independent auditor's report in the Lone Wolf Energy, Inc. FORM 10-KSB for the year ended December 31, 1997.

CROSS AND ROBINSON

/s/  CROSS AND ROBINSON
----------------------------
Certified Public Accountants


May 27, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 10-QSB

              Quarterly Report Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                      For the quarter ended March 31, 1998

                         Commission File No.  0-24684

                             LONE WOLF ENERGY, INC.
                  (Name of small business issuer in its charter)

                                K&S VENTURES, INC.
                       (Former name of small business issuer)

                                    Colorado
          (State or other jurisdiction of Incorporation or Organization)

                                   84-1214336
                      (IRS Employer Identification Number)

                       8908 South Yale Avenue, Suite 409
                                Tulsa, OK  74137
                                 (918) 481-0167
        (Address, including zip code and telephone number, including area code of registrant's executive offices)

Securities registered under Section 12 (b) of the Exchange Act:  none

Securities registered under Section 12 (g) of the Exchange Act:

                         Common Stock, $0.001 par value
                                (Title of class)

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ___X__   	No _______

     The number of shares of the Registrant's only class of common stock issued and outstanding, as of March 31, 1998, was 4,250,000 shares.

                         PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

                              LONE WOLF ENERGY, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                      March 31, 1998 and December 31, 1997
                                   (Unaudited)

                                       March 31,       December 31,
                                           1998               1997
                                     -----------       -----------
ASSETS
Current Assets
   Cash                                      $0                 $0
                                        --------          ---------

TOTAL ASSETS                                 $0                 $0
                                        --------          ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable                      $9,634             $6,972
                                        --------          ---------

Total Liabilities                        $9,634             $6,972
                                        --------          ---------

Stockholders' Equity:
   Preferred Stock- $0.001 par value
      20,000,000 shares authorized, no
      shares issued and outstanding          $0                 $0
   Common Stock- $0.001 par value
      100,000,000 shares authorized,
      4,250,000 shares issued and
      outstanding at March 31, 1998
      and December 31, 1997,
      respectively                        4,250              4,250
   Additional Paid in Capital            19,655             19,165
   Accumulated Deficit                  (33,539)           (30,387)
                                        --------           --------
Total stockholders' equity               (9,634)            (6,972)
                                        --------           --------

Total Liabilities and Equity                 $0                 $0
                                        --------           --------

                             LONE WOLF ENERGY, INC.
                         (A Development Stage Company)
                           STATEMENTS OF OPERATIONS
              For the three months ended March 31, 1998 and 1997
                                   (Unaudited)

                              Three months ended
                       March 31, 1998     March 31, 1997
                       --------------     --------------

Revenue                            $0                 $0

Expenses:
    Legal                       2,684                  0
    Accounting                     87                  0
    Transfer Agent                381                  0
                            ---------            -------
                                3,152                  0
                            ---------            -------

Net Loss                       (3,152)                 0
                            ---------            -------

Weighted Avg. Shares        4,250,000          4,250,000
                            ---------          ---------

Loss per share                  $0.00              $0.00
                            ---------          ---------


                              LONE WOLF ENERGY, INC.
                          (A Development Stage Company)
                             STATEMENTS OF CASH FLOWS
                For the three months ended March 31, 1998 and 1997
                                   (Unaudited)

                                        March 31,           March 31,
                                            1998                1997
                                        --------             --------

Operating Activities
   Net loss                               (3,152)                  0
   Change in Accounts Payable              2,663                   0
                                        --------             --------
   Cash used in operating activities        (489)                  0
                                        --------             --------

Financing Activities
   Sale of Common Stock                        0              100,000
     Less:  Issue Costs                        0             (100,000)
   Contribution of Capital by Stockholders   489                    0
                                        --------             --------
   Cash provided by financing activities     489                    0
                                        --------             --------

Investing Activities                           0                   0
                                        ---------           ---------
Change in cash                                 0                   0
Cash at beginning of period                    0                   0
                                        ---------           ---------
Cash at end of period                          0                   0
                                        ---------           ---------

                           LONE WOLF ENERGY, INC.
                       (A Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS
             For the three months ended March 31, 1998 and 1997


1.  SIGNIFICANT ACCOUNTING POLICIES

    Organization
    Lone Wolf Energy, Inc. (formerly K&S Ventures, Inc.) was incorporated on March 4, 1991 in the state of Colorado. From 1992 until 1994, the Company operated as a retail distributor of Herbalife products. On June 17, 1997, the Company discontinued its retail distributor operations. In January, 1997, the Company adopted an operating plan to purchase producing oil and gas properties and to acquire companies in oil and gas related businesses. In May, 1997, the Company changed its name from K&S Ventures, Inc. to Lone Wolf Energy, Inc.

    Basis of Accounting
    Assets, liabilities, equity, revenue and expenses are recorded under the accruel method of accounting in conformity with generally accepted accounting principles.

    Cash and Cash Equivalents
    The Company considers all cash and marketable securities as cash equivalents.

    Income Taxes
    The Company is considered a "C" corporation for income tax purposes.

    Fiscal Year End
    The Company's fiscal year end is December 31.

2.  Stockholders' Equity

    Additional Capital Contributed During First Quarter of 1998
    -----------------------------------------------------------
    During the first quarter of 1998, certain shareholders of the Company contributed approximately $500 in additional capital that was used to pay certain operating expenses of the Company. It is expected that these shareholders will continue to provide the capital necessary to meet the nominal operating expenses of the Company.

    Purchase of Common Stock During First Quarter of 1997
    -----------------------------------------------------
    During the first quarter of 1997, 3,825,000 shares of the Company's common stock was purchased by Lone Wolf Exploration, Inc., a non-affiliated privately held Oklahoma corporation ("LWX"), in exchange for $100,000 in cash. The transaction resulted in LWX owning 90% of the issued and outstanding common stock of the Registrant. In connection with the transaction, the Registrant paid fees in the amount of $100,000 to certain unrelated third parties.


Item 2.  Management's Discussion and Analysis or Plan of Operation

    Plan of Operations
    The Registrant plans to accumulate oil and gas assets by acquiring producing properties from major oil and gas companies or from larger independent companies; by developing and selling industry prospects that have a carried interest and controlled risk for the Company; and by acquiring oil and gas companies with existing production and proved reserves in exchange for common stock of the Company.

    Management anticipates that until the Registrant completes a purchase of oil and gas assets that only nominal operating expenses, which are primarily accounting and legal fees related to the Registrant's compliance as an SEC reporting company, will be incurred. Such nominal expenses have been and management expects will continue to be paid directly by certain shareholders of the Registrant. There is no assurance, however, that material expenses will not be incurred. There is no assurance that shareholders will have or will make available sufficient funds to cover such material expenses.


PART II.  OTHER INFORMATION

Item 1.  Legal Proceedings

Not Applicable

Item 2.  Changes in Securities

Not Applicable

Item 3.  Defaults Upon Senior Securities

Not Applicable

Item 4.  Submission of Matters to a Vote of Security Holders

Not Applicable

Item 5.  Other Information

Not Applicable


Item 6.  Exhibits and Reports on Form 8-K

Exhibits.
     None

Reports on Form 8-K.

     None

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

							LONE WOLF ENERGY, INC.

							/s/  RHONDA R. VINCENT
							______________________________________
							By:  Rhonda R. Vincent, Treasurer


Date:  May 21, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                    FORM 10-QSB

                Quarterly Report Pursuant to Section 13 or 15 (d)
                      of the Securities Exchange Act of 1934

                        For the quarter ended June 30, 1998

                            Commission File No.  0-24684

                               LONE WOLF ENERGY, INC.
                    (Name of small business issuer in its charter)

                                 K&S VENTURES, INC.
                       (Former name of small business issuer)

                                     Colorado
             (State or other jurisdiction of Incorporation or Organization)

                                    84-1214336
                        (IRS Employer Identification Number )

                           8908 South Yale Avenue, Suite 409
                                   Tulsa, OK  74137
                                    (918) 481-0167
          (Address, including zip code and telephone number, including area code of registrant's executive offices)

Securities registered under Section 12 (b) of the Exchange Act:  none

Securities registered under Section 12 (g) of the Exchange Act:

                           Common Stock, $0.001 par value
                                   (Title of class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ___X__   	No _______

The number of shares of the Registrant's only class of common stock issued and outstanding, as of June 30, 1998, was 4,250,000 shares.

                         PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

                              LONE WOLF ENERGY, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                       June 30, 1998 and December 31, 1997
                                   (Unaudited)

                                        June 30,       December 31,
                                           1998               1997

ASSETS
Current Assets
   Cash                                      $0                 $0
                                        --------          ---------

TOTAL ASSETS                                 $0                 $0
                                        --------          ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable                      $9,634             $6,972
                                        --------          ---------

Total Liabilities                        $9,634             $6,972
                                        --------          ---------

Stockholders' Equity:
   Preferred Stock- $0.001 par value
      20,000,000 shares authorized, no
      shares issued and outstanding          $0                 $0
   Common Stock- $0.001 par value
      100,000,000 shares authorized,
      4,250,000 shares issued and
      outstanding at June 30, 1998
      and December 31, 1997,
      respectively                        4,250              4,250
   Additional Paid in Capital            19,655             19,165
   Accumulated Deficit                  (33,539)           (30,387)
                                        --------           --------
Total stockholders' equity               (9,634)            (6,972)
                                        --------           --------

Total Liabilities and Equity                 $0                 $0
                                        --------           --------

                              LONE WOLF ENERGY, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
          For the three months and six months ended June 30, 1998 and 1997
                                   (Unaudited)

                         Three months              Six  months
                            ended                     ended
                      June 30,    June 30,       June 30,   June 30,
                        1998       1997            1998      1997
                      --------------------       ------------------

Revenue                    $0         $0              $0         $0

Expenses:
    Legal                 260          0           2,944          0
    Accounting              0          0              87          0
    Transfer Agent        397          0             778          0
    Other                 453          0             453          0
                      --------     -------       --------   -------
                        1,110          0           4,262          0
                      --------     -------       --------   -------

Net Loss               (1,110)         0          (4,262)         0
                      --------     -------       --------   -------

Wgt.Avg. Shares     4,250,000   4,250,000      4,250,000  4,250,000
                      --------    --------     ---------  ---------

Loss per share          $0.00      $0.00         $0.00        $0.00
                      --------  ----------     --------   ---------


                            LONE WOLF ENERGY, INC.
                       (A Development Stage Company)
                           STATEMENTS OF CASH FLOWS
               For the six months ended June 30, 1998 and 1997
                                (Unaudited)

                                        June 30,             June 30,
                                            1998                1997
                                        --------             --------

Operating Activities
   Net loss                               (4,262)                  0
   Change in Accounts Payable              2,355                   0
                                        --------             --------
   Cash used in operating activities      (1,907)                  0
                                        --------             --------

Financing Activities
   Sale of Common Stock                        0              100,000
     Less:  Issue Costs                        0             (100,000)
   Contribution of Capital
     by Stockholders                       1,907                    0
                                        --------             --------
   Cash provided by financing activities   1,907                    0
                                        --------             --------

Investing Activities                           0                   0
                                        ---------           ---------
Change in cash                                 0                   0
Cash at beginning of period                    0                   0
                                        ---------           ---------
Cash at end of period                          0                   0
                                        ---------           ---------

                            LONE WOLF ENERGY, INC.
                        (A Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS
               For the six months ended June 30, 1998 and 1997


1.  SIGNIFICANT ACCOUNTING POLICIES

    Organization
    Lone Wolf Energy, Inc. (formerly K&S Ventures, Inc.) was incorporated on March 4, 1991 in the state of Colorado. From 1992 until 1994, the Company operated as a retail distributor of Herbalife products. On June 17, 1997, the Company discontinued its retail distributor operations. In January, 1997, the Company adopted an operating plan to purchase producing oil and gas properties and to acquire companies in oil and gas related businesses. In May, 1997, the Company changed its name from K&S Ventures, Inc. to Lone Wolf Energy, Inc.

    Basis of Accounting
    Assets, liabilities, equity, revenue and expenses are recorded under the accruel method of accounting in conformity with generally accepted accounting principles.

    Cash and Cash Equivalents
    The Company considers all cash and marketable securities as cash equivalents.

    Income Taxes
    The Company is considered a "C" corporation for income tax purposes.

    Fiscal Year End
    The Company's fiscal year end is December 31.

2.  Stockholders' Equity

    Additional Capital Contributed During 1998
    -----------------------------------------------------------
    During the second quarter of 1998 and for the six months ended June 30, 1998, certain shareholders of the Company contributed approximately $1,400 and $1,900, respectively, in additional capital that was used to pay certain operating expenses of the Company. It is expected that these shareholders will continue to provide the capital necessary to meet the nominal operating expenses of the Company.

    Purchase of Common Stock During First Quarter of 1997
    -----------------------------------------------------
    During the first quarter of 1997, 3,825,000 shares of the Company's common stock was purchased by Lone Wolf Exploration, Inc., a non-affiliated privately held Oklahoma corporation ("LWX"), in exchange for $100,000 in cash. The transaction resulted in LWX owning 90% of the issued and outstanding common stock of the Registrant. In connection with the transaction, the Registrant paid fees in the amount of $100,000 to certain unrelated third parties.


Item 2.  Management's Discussion and Analysis or Plan of Operation

    Plan of Operations
    The Registrant plans to accumulate oil and gas assets by acquiring producing properties from major oil and gas companies or from larger independent companies; by developing and selling industry prospects that have a carried interest and controlled risk for the Company; and by acquiring oil and gas companies with existing production and proved reserves in exchange for common stock of the Company.

    Management anticipates that until the Registrant completes a purchase of oil and gas assets that only nominal operating expenses, which are primarily accounting and legal fees related to the Registrant's compliance as an SEC reporting company, will be incurred. Such nominal expenses have been and management expects will continue to be paid directly by certain shareholders of the Registrant. There is no assurance, however, that material expenses will not be incurred. There is no assurance that shareholders will have or will make available sufficient funds to cover such material expenses.


                        PART II.  OTHER INFORMATION

Item 1.  Legal Proceedings

Not Applicable

Item 2.  Changes in Securities

Not Applicable

Item 3.  Defaults Upon Senior Securities

Not Applicable

Item 4.  Submission of Matters to a Vote of Security Holders

Not Applicable

Item 5.  Other Information

Not Applicable


Item 6.  Exhibits and Reports on Form 8-K

Exhibits.
     None

Reports on Form 8-K.

     None

                                     SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

							LONE WOLF ENERGY, INC.

							/s/  RHONDA R. VINCENT
							______________________________________
							By:  Rhonda R. Vincent, Treasurer


Date:  August 17, 1998

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                    FORM 10-QSB

                  Quarterly Report Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                     For the quarter ended September 30, 1998

                           Commission File No.  0-24684

                               LONE WOLF ENERGY, INC.
                  (Name of small business issuer in its charter)

                                 K&S VENTURES, INC.
                      (Former name of small business issuer)

                                      Colorado
            (State or other jurisdiction of Incorporation or Organization)

                                     84-1214336
                        (IRS Employer Identification Number )

                          8908 South Yale Avenue, Suite 409
                                  Tulsa, OK  74137
                                   (918) 481-0167
         (Address, including zip code and telephone number, including area code of registrant's executive offices)

Securities registered under Section 12 (b) of the Exchange Act:  none

Securities registered under Section 12 (g) of the Exchange Act:

                        Common Stock, $0.001 par value
                                (Title of class)

Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ___X__   	No _______

The number of shares of the Registrant's only class of common stock issued and outstanding, as of September 30, 1998, was 4,250,000 shares.

                           PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

                              LONE WOLF ENERGY, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                    September 30, 1998 and December 31, 1997
                                  (Unaudited)

                                        Sept 30,       December 31,
                                           1998               1997

ASSETS
Current Assets
   Cash                                      $0                 $0
                                        --------          ---------

TOTAL ASSETS                                 $0                 $0
                                        --------          ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable                     $19,502             $6,972
                                        --------          ---------

Total Liabilities                       $19,502             $6,972
                                        --------          ---------

Stockholders' Equity:
   Preferred Stock- $0.001 par value
      20,000,000 shares authorized, no
      shares issued and outstanding          $0                 $0
   Common Stock- $0.001 par value
      100,000,000 shares authorized,
      4,250,000 shares issued and
      outstanding at Sept 30, 1998
      and December 31, 1997,
      respectively                        4,250              4,250
   Additional Paid in Capital            21,646             19,165
   Accumulated Deficit                  (45,398)           (30,387)
                                        --------           --------
Total stockholders' equity              (19,502)            (6,972)
                                        --------           --------

Total Liabilities and Equity                 $0                 $0
                                        --------           --------

The accompanying notes are an integral part of the financial statements.

                              LONE WOLF ENERGY, INC.
                          (A Development Stage Company)
                             STATEMENTS OF OPERATIONS
    For the three months and nine months ended September 30, 1998 and 1997
                                   (Unaudited)

                         Three months              Nine  months
                            ended                     ended
                      Sept 30,    Sept 30,       Sept 30,   Sept 30,
                        1998       1997            1998      1997
                      --------------------       ------------------

Revenue                    $0         $0              $0         $0

Expenses:
    Legal               8,481          0          11,425          0
    Accounting          4,508          0           4,595          0
    Transfer Agent        254          0           1,032          0
    Other               1,364          0           1,818          0
                      --------     -------       --------   -------
                       14,607          0          18,870          0
                      --------     -------       --------   -------

Net Loss              (14,607)         0         (18,870)         0
                      --------     -------       --------   -------

Wgt.Avg. Shares     4,250,000   4,250,000      4,250,000  4,250,000
                      --------    --------     ---------  ---------

Loss per share          $0.00      $0.00         $0.00        $0.00
                      --------  ----------     --------   ---------

The accompanying notes are an integral part of the financial statements.


                              LONE WOLF ENERGY, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                For the nine months ended Sept 30, 1998 and 1997
                                   (Unaudited)

                                        Sept 30,             Sept 30,
                                            1998                1997
                                        --------             --------

Operating Activities
   Net loss                              (18,870)                  0
   Change in Accounts Payable             12,530                   0
                                        --------             --------
   Cash used in operating activities      (6,340)                  0
                                        --------             --------

Financing Activities
   Sale of Common Stock                        0              100,000
     Less:  Issue Costs                        0             (100,000)
   Contribution of Capital
     by Stockholders                       6,340                    0
                                        --------             --------
   Cash provided by financing activities   6,340                    0
                                        --------             --------

Investing Activities                           0                   0
                                        ---------           ---------
Change in cash                                 0                   0
Cash at beginning of period                    0                   0
                                        ---------           ---------
Cash at end of period                          0                   0
                                        ---------           ---------
The accompanying notes are an integral part of the financial statements.

                                LONE WOLF ENERGY, INC.
                            (A Development Stage Company)

                            NOTES TO FINANCIAL STATEMENTS
                  For the nine months ended June 30, 1998 and 1997


1.  SIGNIFICANT ACCOUNTING POLICIES

    Organization
    Lone Wolf Energy, Inc. (formerly K&S Ventures, Inc.) was incorporated on March 4, 1991 in the state of Colorado. From 1992 until 1994, the Company operated as a retail distributor of Herbalife products. On June 17, 1997, the Company discontinued its retail distributor operations. In January, 1997, the Company adopted an operating plan to purchase producing oil and gas properties and to acquire companies in oil and gas related businesses. In May, 1997, the Company changed its name from K&S Ventures, Inc. to Lone Wolf Energy, Inc.

    Basis of Accounting
    Assets, liabilities, equity, revenue and expenses are recorded under the accruel method of accounting in conformity with generally accepted accounting principles.

    Cash and Cash Equivalents
    The Company considers all cash and marketable securities as cash equivalents.

    Income Taxes
    The Company is considered a "C" corporation for income tax purposes.

    Fiscal Year End
    The Company's fiscal year end is December 31.

2.  Stockholders' Equity

    Additional Capital Contributed During 1998
    -----------------------------------------------------------
    During the third quarter of 1998 and for the nine months ended Sept 30, 1998, certain shareholders of the Company contributed approximately $4,433 and $6,340, respectively, in additional capital that was used to pay certain operating expenses of the Company. It is expected that these shareholders will continue to provide the capital necessary to meet the nominal operating expenses of the Company.

    Purchase of Common Stock During First Quarter of 1997
    -----------------------------------------------------
    During the first quarter of 1997, 3,825,000 shares of the Company's common stock was purchased by Lone Wolf Exploration, Inc., a non-affiliated privately held Oklahoma corporation ("LWX"), in exchange for $100,000 in cash. The transaction resulted in LWX owning 90% of the issued and outstanding common stock of the Registrant. In connection with the transaction, the Registrant paid fees in the amount of $100,000 to certain unrelated third parties.


Item 2.  Management's Discussion and Analysis or Plan of Operation

    Plan of Operations
    The Registrant plans to accumulate oil and gas assets by acquiring producing properties from major oil and gas companies or from larger independent companies; by developing and selling industry prospects that have a carried interest and controlled risk for the Company; and by acquiring oil and gas companies with existing production and proved reserves in exchange for common stock of the Company.

    Management anticipates that until the Registrant completes a purchase of oil and gas assets that only nominal operating expenses, which are primarily accounting and legal fees related to the Registrant's compliance as an SEC reporting company, will be incurred. Such nominal expenses have been and management expects will continue to be paid directly by certain shareholders of the Registrant. There is no assurance, however, that material expenses will not be incurred. There is no assurance that shareholders will have or will make available sufficient funds to cover such material expenses.


                           PART II.  OTHER INFORMATION

Item 1.  Legal Proceedings

Not Applicable

Item 2.  Changes in Securities

Not Applicable

Item 3.  Defaults Upon Senior Securities

Not Applicable

Item 4.  Submission of Matters to a Vote of Security Holders

Not Applicable

Item 5.  Other Information

Not Applicable


Item 6.  Exhibits and Reports on Form 8-K

Exhibits.
     None

Reports on Form 8-K.

     None

                                      SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

							LONE WOLF ENERGY, INC.

							/s/  RHONDA R. VINCENT
							______________________________________
							By:  Rhonda R. Vincent, Treasurer


Date:  November 16, 1998

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K

                                   Current Report

                          Pursuant to Section 13 or 15 (d)
                       of the Securities Exchange Act of 1934

                         Date of Report:  November 10, 1998


                               LONE WOLF ENERGY, INC.
                    (Name of small business issuer in its charter)


                                      Colorado
               (State or other jurisdiction of Incorporation or Organization)

                                       0-24684
                                  Commission File No.

                                      84-1214336
                        (IRS Employer Identification Number)

                          8908 South Yale Avenue, Suite 409
                                  Tulsa, OK  74137
                                   (918) 481-0167
        (Former address and telephone number of principal executive offices)

                                 Lone Wolf Energy, Inc.
                              2400 NW 30th St., Suite 624
                                Oklahoma City, OK  73112
                      (New address, if changed since last report)


Item 5.	Other Events.

On October 27, 1998, the Registrant's common stock was cleared for trading on the over-the-counter market under the symbol "LWEI".

On November 4, 1998, the Board of Directors approved the issuance of common stock in satisfaction of obligations incurred with consultants to the Company as follows:

	Marc Newman		           5,500,000 shares
	Gifford M. Mabie	         521,700 shares
	Rhonda R. Vincent	        373,500 shares
	Frederick K. Slicker	     104,800 shares

On November 4, 1998, Rhonda R. Vincent resigned as a director and officer of the Company. The Board elected Marc Newman to fill the Board vacancy.

On November 4, 1998, Gifford M. Mabie resigned as a director and officer of the Company. The Board elected Douglas Newman, father of Marc Newman, to fill the Board vacancy.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  							LONE WOLF ENERGY, INC.


                                 								/S/ MARC NEWMAN
                               							By:_______________________________
                                  							Marc Newman, President and CEO